UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
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GMH COMMUNITIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2008

GMH COMMUNITIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(Address of principal executive offices)

(610) 355-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

As previously announced by GMH Communities Trust (“GMH” or the “Company”), in connection with its proposed merger with American Campus Communities, Inc. (“ACC”), GMH expects to sell its home office (the “Home Office”) immediately prior to the closing of the merger, and has the right, but not the obligation, to sell, or dispose of, up to 10 additional student housing assets (the “Disposition Assets”).   Under the terms of the merger agreement with ACC, a percentage of the amount received in connection with the sale of the Home Office and certain of the Disposition Assets may be paid to GMH shareholders and unitholders as a special distribution preceding the closing of the merger (the “Special Distribution”).

As a result of the transactions described below, including the anticipated sale of the Home Office, GMH expects that its board of trustees will authorize the Special Distribution, which will be payable immediately prior to the proposed merger, to GMH shareholders and unitholders as of the record date for the Special Distribution (“Special Distribution Record Date”).  GMH currently estimates that the aggregate amount of the Special Distribution will be approximately $51.9 million.  Based on the number of common shares and units outstanding on May 28, 2008, the Special Distribution is estimated to be approximately $0.728 per share/unit.  The Special Distribution is in addition to the merger consideration and will be conditioned on the closing of the merger.  The Special Distribution will be in addition to the remaining distribution to GMH shareholders and unitholders of approximately $0.98 per share/unit payable immediately prior to the closing of the proposed merger, which comprises the remaining net proceeds from the sale of GMH’s former military housing division that is being held in reserve by GMH pending the closing of the merger.

Home Office Sale

As previously announced by GMH, if the Home Office was not sold to a third party unaffiliated with GMH prior to the closing of the merger, then Gary M. Holloway, Sr., GMH’s chairman, chief executive officer  and president was contractually obligated to purchase the Home Office pursuant to the put option to sell agreement, dated as of February 11, 2008 (the “Put Agreement”) for a total of $8.0 million.  GMH’s board of trustees established a committee of independent trustees to sell the Home Office and to decide, if applicable, whether to exercise GMH’s rights under the Put Agreement.  After the marketing of the Home Office by an independent broker to unaffiliated third parties, the special committee made the decision to exercise GMH’s rights under the Put Agreement.

On May 8, 2008, a subsidiary of GMH, entered into an agreement of sale for the sale of the Home Office with an entity owned by Mr. Holloway.  Under the terms of the agreement, Mr. Holloway placed an initial deposit of $240,000 into escrow.  The closing of the sale of the Home Office is expected to occur immediately prior to, and is contingent upon, the closing of the proposed merger.  The agreement also provides that either the buyer or seller may terminate the agreement upon written notice in the event that the merger agreement with ACC is terminated in accordance with Article IX thereof.  There can be no assurance that the sale of the Home Office will be completed even if the proposed merger is closed.  In that case, based on the number of common shares and units outstanding on May 28, 2008, the estimated amount of the Special Distribution will be reduced by approximately $2.0 million or approximately $0.028 per share/unit.

Disposition Assets

Under the terms of the merger agreement, a percentage of the amount received, if any in connection with the sale of certain Disposition Assets is allowed to be distributed to GMH’s shareholders and unitholders.  In addition, under the terms of the merger agreement, GMH was permitted, if unable to sell certain Disposition Assets, to initiate discussions with the lenders holding mortgage debt on these properties in order to reach a work-out of the mortgage debt and/or surrender the properties to receivership.  Currently, GMH has completed the following transactions with regard to certain of the Disposition Assets:

•                  on May 19. 2008, a subsidiary of GMH sold University Fields, a student housing property primarily serving the University of Illinois—Urbana Champaign, which consists of approximately 192 units containing 588 beds;

•                  on May 29, 2008, a subsidiary of GMH sold GrandMarc at University Village, a student housing property primarily serving the University of California—Riverside, which consists of approximately 212 units containing 760 beds; and

•                  GMH recently entered into settlement agreements with each of the respective lenders to work-out the debt and has surrendered the properties to receivership with regard to Lincoln View, Campus Connection, University Court, University Estates, and University Lodge.

GMH announced the disposition of the assets referenced above and the expected Special Distribution in a press release dated May 29, 2008, a copy of which is filed as Exhibit 99.1 hereto and in incorporated herein by reference.  GMH will issue a further press release announcing the Special Distribution Record Date and the payment date for the Special Distribution as and when authorized by GMH’s board of trustees.  Only shareholders and unitholders as of the Special Distribution Record Date will have the right to receive the Special Distribution.

GMH will file an additional Form 8-K and/or press release in the event GMH sells any of the remaining Disposition Assets prior to the closing of the merger if the proceeds from such sales, if any, are permitted under the merger agreement to be distributed to GMH shareholders and unitholders as an additional special distribution.  There can be no assurance that there will be any further sales of the remaining Disposition Assets prior to the closing of the proposed merger.

Item 9.01   Financial Statements and Exhibits

(a)                                  Financial Statements of Business Acquired.

Not applicable.

(b)                                 Pro Forma Financial Information

Not applicable

(c)                                  Shell Company Transactions.

Not applicable.

(d)                                 Exhibits.

The Exhibit to this Report is listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 30, 2008

GMH COMMUNITIES TRUST

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Executive Vice President,
General Counsel and
Executive Vice President

EXHIBIT INDEX

Exhibit Number	Title

99.1	Press Release, dated May 29, 2008

Exhibit 99.1

Disposition of Assets Expected to Result in a Special Distribution to GMH Shareholders and Unitholders

NEWTOWN SQUARE, PA – GMH Communities Trust (NYSE: GCT) today announced the completion of the sale of (i) University Fields, a student housing property primarily serving the University of Illinois—Urbana Champaign, which consists of approximately 192 units containing 588 beds and (ii) GrandMarc at University Village, a student housing property primarily serving the University of California—Riverside, which consists of approximately 212 units containing 760 beds. In addition, GMH announced that it had recently entered into settlement agreements with each of the respective lenders to work-out the debt and has surrendered the properties to receivership with regard to the following student housing properties:  Lincoln View; Campus Connection; University Court; University Estates; and University Lodge.

As previously announced, in connection with its proposed merger with American Campus Communities, Inc. (“ACC”), under the terms of the merger agreement with ACC, a percentage of the amount received in connection with the sale or disposition of certain student housing properties, which includes the properties described above (the “Disposition Assets”), may be paid to GMH shareholders and unitholders as a special distribution preceding the closing of the merger (the “Special Distribution”). In addition, as previously announced, GMH expects to sell its home office (the “Home Office”) immediately prior to, and contingent upon, the closing of the merger to an entity owned by Gary M. Holloway, Sr., GMH’s chairman, chief executive officer and president. Under the terms of the merger agreement, the proceeds from the sale of the Home Office may also be distributed as part of the Special Distribution.

As a result of the closing of the transactions described above, including the anticipated sale of the Home Office, GMH expects that its board of trustees will authorize the Special Distribution, which will be payable immediately prior to the proposed merger, to GMH shareholders and unitholders as of a record date to be determined by GMH’s board of trustees (the “Special Distribution Record Date”). GMH currently estimates that the aggregate amount of the Special Distribution will be approximately $51.9 million. Based on the number of common shares and units outstanding on May 28, 2008, the Special Distribution is estimated to be approximately $0.728 per share/unit. The Special Distribution is in addition to the merger consideration and will be conditioned on the closing of the merger. The Special Distribution is also in addition to the remaining distribution to GMH shareholders and unitholders of approximately $0.98 per share/unit payable immediately prior to the closing of the proposed merger, which comprises the remaining net proceeds from the sale of GMH’s former military housing division that is being held in reserve by GMH pending the closing of the merger. There can be no assurance that the sale of the Home Office will be completed even if the proposed merger is closed. In that case, based on the number of common shares and units outstanding on May 28, 2008, the estimated amount of the Special Distribution will be reduced by approximately $2.0 million or approximately $0.028 per share/unit.

GMH will issue a further press release announcing the Special Distribution Record Date and the payment date for the Special Distribution as and when authorized by GMH’s board of trustees. Only shareholders and unitholders as of the Special Distribution Record Date will have the right to receive the Special Distribution.

GMH will file an additional Form 8-K and/or press release in the event GMH sells any of the remaining three Disposition Assets prior to the closing of the merger if the proceeds from such sales, if any, are permitted under the merger agreement to be distributed to GMH shareholders and unitholders as an additional special distribution. There can be no assurance that there will be any further sales of the remaining Disposition Assets prior to the closing of the proposed merger.

The Company has filed a definitive proxy statement with the Securities and Exchange Commission in connection with the proposed merger with ACC.  The definitive proxy statement was mailed to GMH shareholders on or about April 29, 2008.  A special meeting of the Company’s shareholders has been scheduled for June 10, 2008 at 11 a.m. local time, at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428, to vote on the proposed merger.

About GMH Communities Trust

GMH Communities Trust (www.gmhcommunities.com) is a publicly-traded Maryland real estate investment trust, or REIT. It is a self-advised, self- managed, specialty housing company focused on providing housing to college and university students residing off-campus. GMH Communities also provides property management services to third-party owners of student housing properties, including colleges, universities, and other private owners. GMH Communities is based in Newtown Square, PA.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate” or other comparable terminology. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties, and other factors include, but are not limited to, (i) the occurrence of any effect, event, development or change that could give rise to the termination of the merger agreement with ACC, (ii) the inability to complete the merger, due to the failure of the Company’s shareholders to approve the merger, (iii) the inability to close the sale of the Home Office, (iv) the failure of any party to satisfy the conditions to the closing of the merger, (v) the failure of ACC to obtain the necessary financing arrangements described in the definitive proxy statement, (vi) risks that the Company will not be able to pay all or any portion of the estimated Special Distribution to shareholders and unitholders, or that the actual amount of the Special Distribution will be less than the estimated amount, (vii) risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention and (viii) risks relating to the Company’s business presented in its filings with the SEC. Forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This press release does not constitute an offer of any securities for sale. In connection with the merger, ACC has filed with the SEC a registration statement on Form S-4, which includes  a proxy statement/prospectus of GMH and ACC and other relevant materials in connection with the proposed transactions. The proxy statement was mailed to GMH shareholders starting on April 29, 2008. Investors and security holders of GMH are urged to read the proxy statement/prospectus and the other relevant material because they contain important information about GMH, ACC and the proposed transactions. The proxy statement/prospectus and other relevant materials, and any and all documents filed by GMH or ACC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by GMH by directing a written request to GMH Communities Trust, 10 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attention: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by ACC by directing a written request to American Campus Communities, Inc., 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746 Attention: Investor Relations. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

ACC, GMH and their respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of GMH in connection with the merger. Information about those executive officers and directors of ACC and their ownership of ACC common stock is set forth in the proxy statement for ACC’s 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2008. Information about the executive officers and trustees of GMH and their ownership of GMH common shares is set forth in GMH’s Annual Report on Form 10K/A, which was filed with the SEC on April 29, 2008. Investors and security holders may obtain additional information regarding the direct and indirect interests of ACC, GMH and their respective executive officers, directors and trustees in the Merger by reading the proxy statement and prospectus regarding the merger.

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For more information contact:

Financial Relations Board

Joe Calabrese

212.827.3772

(Analyst Info)

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